UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 10, 2009

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

675 West Hastings Street, Suite 711 Vancouver, BC V6B 1N2 (Address of Principal Executive Offices) (Zip Code)

(604) 261-2229

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws

On November 20, 2009, at a special meeting (the “Special Meeting”) of the shareholders of Gryphon Gold Corporation (the “Company”), an amendment to the Company’s Articles of Incorporation (the “Amendment”) was approved. Pursuant to the Amendment, the authorized capital of the Company was increased from 150,000 shares of common stock to 250,000 shares of common stock, effective upon filing of a Certificate of Amendment with the Secretary of State for the State of Nevada. For more information regarding the Special Meeting, see the Company’s Current Report on Form 8-K filed with United States Securities and Exchange Commission on November 27, 2009.

On December 10, 2009, the Company filed a Certificate of Amendment with the Secretary of State for the State of Nevada to give effect to the Amendment approved at the Special Meeting. The Certificate of Amendment amended Article 4, Section 4.1 of the Company’s Articles of Incorporation, which read:

“CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be One Hundred Sixty-Five Million (165,000,000) shares, consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value of $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value of $0.001.”

to read:

“CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Two Hundred Sixty-Five Million (265,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of common stock, par value of $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value of $0.001.”

No other amendments, additions, or alterations were made to Article 4 or to any other article of the Company’s Articles of Incorporation.

Item 9.01. Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: December 16, 2009	By: /s/ Michael Longinotti
Michael Longinotti Chief Financial Officer

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